SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                       Date of Report:  December 23, 1998



                                 MEDIMMUNE, INC.
             (Exact name of registrant as specified in its charter)



                        Commission File Number:  0-19131




          Delaware                                    52-1555759
     (State of Incorporation)                     (I.R.S. Employer
                                                  Identification No.)



     35 West Watkins Mill Road, Gaithersburg, MD      20878
     (Address of principal executive offices)       (Zip Code)


          Registrant's telephone number, including area code (301) 417-0770


                  No Exhibits are being filed with this report


CytoGam and RespiGam are registered trademarks of the Company and Synagis is a trademark.


                                 MEDIMMUNE, INC.
                           Current Report on Form 8-K


ITEM 5.  OTHER EVENTS

MedImmune, Inc. reported the information contained in the following press release dated December 22, 1998:

                     MEDIMMUNE ANNOUNCES SYNAGIS PUBLICATION
  Pediatric Data Presented in the December Edition of The Journal of Infectious
                                    Diseases

Gaithersburg, MD, December 22, 1998 -- MedImmune, Inc. (Nasdaq: MEDI) today announced the publication of pediatric clinical data on the use of Synagis (palivizumab; previously identified as MEDI-493) in The Journal of Infectious Diseases. The results support a connection between administering Synagis to RSV-infected pediatric patients and decreasing the amount of RSV in the respiratory tract. Synagis is marketed by MedImmune for the prevention of serious lower respiratory tract RSV disease in pediatric patients at high risk for RSV disease (please see full prescribing information attached or see http://www.medimmune.com/products/synagispi.htm). Synagis is the first monoclonal antibody to be licensed for marketing by the U.S. Food and Drug Administration (FDA) for any infectious disease.

"The study presented in The Journal of Infectious Diseases provides important insight into the activity of Synagis in vivo," commented Franklin H. Top, Jr., MD, Executive Vice President and Medical Director at MedImmune. "The data show a significant antiviral effect of Synagis in the lower respiratory tract, the primary target organ for prophylaxis."

The title of the article is "Reduction of Respiratory Syncytial Virus (RSV) in Tracheal Aspirates in Intubated Infants by Use of Humanized Monoclonal Antibody to RSV F Protein" (Vol. 178: pp. 1555-61). In this study, the antiviral effects of Synagis were evaluated by comparing the concentration of RSV in the tracheal secretions of severe RSV-infected intubated infants, before and after a single intravenous infusion of Synagis or placebo. The physicians showed that the administration of 15mg/kg Synagis was generally safe and well-tolerated in this population of children suffering from RSV-related respiratory failure, and that the reduction of tracheal RSV over a one and two-day period was significantly greater in the children treated with Synagis compared to the placebo group.

RSV typically occurs during the fall, winter and early spring, and is the most common cause of pneumonia and bronchiolitis in infants and children at risk of RSV disease worldwide. Healthy children and individuals with adequate immune systems often acquire a benign chest cold when infected with RSV. In contrast, certain high-risk infants such as premature infants and children with chronic lung disease (CLD), also known as bronchopulmonary dysplasia (BPD), are at increased risk for acquiring severe RSV disease, often requiring hospitalization. Each year in the United States, more than 90,000 infants are hospitalized with RSV disease. The mortality rate of hospitalized infants with RSV infection of the lower respiratory tract is about 2 percent. There are approximately 325,000 infants at high risk of acquiring severe RSV disease in the U.S.

MedImmune, located in Gaithersburg, Maryland, is a biotechnology company focused on developing and marketing products for the prevention and treatment of infectious diseases and for use in transplantation medicine. MedImmune markets three products through its hospital-based sales force and has four new product candidates in clinical trials.

This announcement may contain, in addition to historical information, certain forward-looking statements that involve risks and uncertainties. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including risks and uncertainties discussed in the Company's filings with the U.S. Securities and Exchange Commission.


(REGISTRANT)      MEDIMMUNE, INC.




BY (SIGNATURE)    /s/ Melvin D. Booth
(NAME AND TITLE)  Melvin D. Booth, President and Chief Operating Officer

(DATE)            December 23, 1998